                                                                   Exhibit 99(a)

[WHITE MOUNTAINS LOGO]

                                                          PRESS
                                                          RELEASE


                             WHITE MOUNTAINS TO FORM
                                BERMUDA REINSURER

HAMILTON, Bermuda, November 2, 2001 - White Mountains Insurance Group Ltd. announced today it is seeking to establish a new Bermuda-based property and casualty reinsurer to respond to the current favorable underwriting and pricing environment in the reinsurance industry. The Company intends to focus initially on property reinsurance business through the broker market. The Company is expected to be capitalized with at least $1.0 billion. White Mountains will be a founding shareholder and is expected to invest at least $200 million.

Jack Byrne will become Chairman of The Company. Byrne is currently Chairman of White Mountains and Chairman of OneBeacon Insurance Group. He was formerly Chairman and CEO of GEICO and of Fireman's Fund Corporation. Anthony Taylor, formerly Deputy Chairman of Wellington Holdings plc, a publicly traded Lloyd's underwriting vehicle, will become CEO and Chief Underwriting Officer of the Company as of 1 January, 2002. Anthony Taylor has 25 years of experience in the worldwide reinsurance business.

Jack Byrne said today "We are pleased to be supporting the launch of this new venture. Led by Tony and my associates, I believe we have assembled a high quality team to establish the Company at a time of significant opportunity in the global reinsurance markets."

Anthony Taylor said "Our new Company will be a customer-focused reinsurer providing solutions and support in the world wide property and casualty reinsurance marketplace."

Banc of America Securities LLC and Benfield Advisory Limited are acting as financial advisers to the Company.

White Mountains is a Bermuda-based insurance holding company traded on the New York Stock Exchange under the symbol WTM.



-------------------------------------------------------------------------------

CORPORATE HEADQUARTERS:                               EXECUTIVE OFFICES:
----------------------                                -----------------
WHITE MOUNTAINS INSURANCE GROUP, LTD.   WHITE MOUNTAINS INSURANCE GROUP, LTD.
12 CHURCH STREET, SUITE 322             80 SOUTH MAIN STREET, HANOVER, NH 03755
HAMILTON, HM 11 BERMUDA                 PH: 603-643-1567 - FAX:  603-643-4562
PH: 441-296-6011 - FAX: 441-296-9904    www.whitemountains.com

          Safe Harbor Statement under the Private Securities Litigation
                               Reform Act of 1995

The information contained in this press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. White Mountains cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by White Mountains. These factors include: (i) competitive forces, including the conduct of other property and casualty insurers and reinsurers, (ii) changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients, (iii) an economic downturn or other economic conditions (such as rising interest rate environment) adversely affecting White Mountains' financial position, (iv) loss reserves and other balance sheet items established by White Mountains subsequently proving to have been inadequate, and (v) the failure of pending transactions to be consummated under expected terms or at all. White Mountains cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by White Mountains speak only as of the date on which they are made, and White Mountains does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.


CONTACT:
Dennis Beaulieu, White Mountains Insurance Group Ltd - 603-640-2206